Exhibit 99.1
Ellington Financial Declares Common and Preferred Dividends, and Announces Estimated Book Value Per Common Share as of September 30, 2020
OLD GREENWICH, Conn., October 7, 2020—Ellington Financial Inc. (NYSE: EFC) (the "Company") today announced that its Board of Directors has declared a monthly dividend of $0.09 per common share, payable on November 25, 2020 to stockholders of record as of October 30, 2020, and a quarterly dividend of $0.421875 per share on the Company's 6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, payable on October 30, 2020 to preferred stockholders of record as of October 19, 2020.
The Company also announced its estimated book value per common share of $16.44 as of September 30, 2020. This estimate includes the effect of the previously announced monthly dividend of $0.09 per common share, payable on October 26, 2020 to holders of record on September 30, 2020, with an ex-dividend date of September 29, 2020.
Cautionary Statements
Estimated book value per common share is subject to change upon completion of the Company's month-end and quarter-end valuation procedures relating to its investment positions, and any such change could be material (particularly in light of the significant volatility, lack of pricing transparency, and market dislocations that have been caused by the novel coronavirus (COVID-19) pandemic, and associated responses to the pandemic). There can be no assurance that the Company's estimated book value per common share as of September 30, 2020 is indicative of what the Company's results are likely to be for the three- or nine-month periods ending September 30, 2020 or in future periods, and the Company undertakes no obligation to update or revise its estimated book value per common share prior to issuance of financial statements for such period. Estimated book value per common share, which is the responsibility of the Company's management, was prepared by the Company's management and is based upon a number of assumptions, including, without limitation, the fair market value of the Company's assets, which may not be reflective of such assets' liquidation value, particularly in light of the significant volatility, lack of pricing transparency, and market dislocations discussed above. Additional adjustments may be identified and could result in material changes to the Company's estimated book value per common share. The Company's independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the Company's estimated book value per common share.
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. The Company's actual results may differ from its beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek" or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include statements regarding the Company's book value per common share and its payment of dividends, among others. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates and the market value of the Company's securities, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940, the Company's ability to qualify and maintain its qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends, including changes resulting from the economic effects related to the COVID-19 pandemic, and associated responses to the pandemic. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of the Company's Annual Report on Form 10-K filed on March 13, 2020 and Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q filed on May 21, 2020, as amended, which can be accessed through the Company's website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports the Company files with the SEC, including reports on Forms 10-Q, 10-K and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans, residential and commercial mortgage-backed securities, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, non-mortgage and mortgage-related derivatives, equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.